SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 3, 2014

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cubist Pharmaceuticals, Inc. (“Cubist”) held its Annual Meeting of Stockholders on June 3, 2014 (the “Annual Meeting”).  At the Annual Meeting, Cubist’s stockholders elected Michael Bonney, Jane Henney, M.D., and Leon Moulder, Jr. as Class III directors to hold office until Cubist’s 2017 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The results of the stockholders’ votes with respect to the election of such Class III directors were as follows:

	For	Against	Abstain	Broker Non-Votes
Michael Bonney	62,337,626	3,095,959	61,122	3,526,891
Jane Henney, M.D.	65,369,199	69,254	56,255	3,526,890
Leon Moulder, Jr.	65,040,996	391,767	61,945	3,526,890

In addition, at the Annual Meeting, Cubist’s stockholders voted upon the following proposals: (1) a non-binding, advisory vote on the compensation paid to Cubist’s named executive officers in 2013, (2) the approval of the amendment to Cubist’s Restated Certificate of Incorporation to increase the number of authorized shares of Cubist’s common stock from 150,000,000 to 300,000,000, (3) the approval of Cubist’s 2014 Employee Stock Purchase Plan, (4) the approval of Cubist’s 2014 Omnibus Incentive Plan, and (5) the ratification of the appointment of PricewaterhouseCoopers LLP as Cubist’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The results of the stockholders’ votes with respect to these five proposals were as follows:

	For	Against	Abstain	Broker Non-Votes
Advisory Vote on Executive Compensation	64,359,032	1,060,496	75,179	3,526,891
Amendment to Restated Certificate of Incorporation	58,660,466	10,251,781	73,346	0
2014 Employee Stock Purchase Plan	65,358,057	70,878	65,773	3,526,890
2014 Omnibus Incentive Plan	53,726,332	11,693,254	75,121	3,526,891
Ratification of Independent Registered Public Accounting Firm	67,956,795	974,169	90,634	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Thomas J. DesRosier
Thomas J. DesRosier
Executive Vice President, Chief Legal & Administrative Officer

Dated:  June 4, 2014